Exhibit 10.6

HOKU SCIENTIFIC, INC.

ADDENDUM TO STOCK OPTION AGREEMENT

This Addendum to the Stock Option Agreement is made as of the      day of              20    , by and among Hoku Scientific, Inc., a Hawaii corporation (the “Company”) and Scott Paul (the “Optionee”), and amends that certain Stock Option Agreement (the “Stock Option Agreement”) and Notice of Stock Option Grant (the “Notice of Grant”), each by and between the Company and the Optionee and executed and delivered on                  , 20    .

RECITALS

A. This Addendum supplements and amends the Stock Option Agreement to provide for accelerated vesting upon certain conditions.

AGREEMENT

The parties hereby agree as follows:

1. Addendum. The Company and the Optionee agree as follows:

In the event that there is a Change of Control (as defined below) during Optionee’s employment with the Company (the date of the closing of such Change of Control transaction (or series of transactions), the “Change of Control Date”), and thereafter Optionee’s employment relationship with the Company (or its successor) is subject to an Involuntary Termination (as defined below) within eighteen months (18) months following the Change of Control Date, then fifty percent (50%) of the Shares (as defined in the Stock Option Agreement) that remain unvested as of the date of Involuntary Termination shall become vested immediately on such date.

“Change of Control” means a sale of all or substantially all of the Company’s assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

“Involuntary Termination” means termination of Optionee’s employment termination without Cause (as defined below) by the Company. For purposes of the foregoing definition, the term “Company” will be interpreted to include any successor thereto, if appropriate.

“Cause” for the Company (or a successor, if appropriate) to terminate the Optionee’s employment shall exist upon any of the following events:

(i) the Optionee’s willful and continued failure to substantially perform his duties with the Company no less than 30 days after there has been delivered to him by the Company’s Board of Directors a written demand for substantial performance and opportunity to cure which sets forth in detail the specific respects in which the Board believes that he has not substantially performed his duties;

(ii) the Optionee having committed willful fraud or willful misconduct, in any such case which is materially injurious to the Company;

(iii) the Optionee having been convicted of a felony involving moral turpitude which results in material harm to the standing or reputation of the Company; or

(iv) the Optionee’s material breach of the terms of his Confidential Information and Inventions Assignment Agreement with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate the Optionee’s employment or consulting relationship at any time, with or without reason.

2. Miscellaneous. This Addendum shall be deemed a part of and subject to the Stock Option Agreement, which is hereby ratified, confirmed, and approved, as amended hereby. This Addendum may be signed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. All terms that are defined in the Stock Option Agreement shall, unless otherwise defined herein, be used herein as defined in the Stock Option Agreement.

[Signature Page Follows]

The parties hereto have executed this Amendment to the Stock Option Agreement as of the date first above written.

COMPANY:

HOKU SCIENTIFIC, INC.

By:
Dustin M. Shindo, President

Address:	2153 North King Street, Suite 306
Honolulu, Hawaii 96819

OPTIONEE: Scott B. Paul

Signature

Address:

SIGNATURE PAGE TO ADDENDUM TO STOCK OPTION AGREEMENT